UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 13, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On September 11, 2006, Sanmina-SCI Corporation (the “Company”) concluded that the Company’s financial statements for the fiscal years ended 2003, 2004 and 2005, the interim periods contained therein, the fiscal quarters ended December 31, 2005 and April 1, 2006, and all earnings and press releases and similar communications issued by the Company relating to periods commencing on September 29, 2002 should no longer be relied upon because those financial statements will be restated. The Company’s management and the Audit Committee have discussed the matters disclosed in this filing with KPMG LLP, the Company’s independent registered public accounting firm.

As previously announced, the Company’s Board of Directors formed an independent special committee of the Board to review certain matters concerning the Company’s stock option administration policies and practices dating back to January 1, 1997 and the related accounting implications. The planned fact gathering and analysis process being conducted by the Special Committee is nearing completion. The Special Committee has not reached a final conclusion about the Company’s stock option practices. The Special Committee has however, concluded that the actual date of determination for certain past stock option grants differed from the originally selected grant dates for such awards. Because the prices at the originally selected grant dates were lower than the prices on the actual dates of determination, the Company will incur additional charges to its stock-based compensation expense which were not included in the above-referenced financial statements. The Company determined that the amounts of these charges are material but has not yet determined the final amount of the additional charges to be incurred. The Company intends to complete the required restatements and make the required amended Form 10-K and 10-Q filings and to file our Quarterly Report on Form 10-Q for the third quarter of fiscal year 2006 as soon as practicable following completion of the Special Committee investigation, the Company’s review and restatement of its historical financial statements and completion of the audit process.

Such charges will have an effect on previously reported earnings and retained earnings figures contained in the Company’s historical GAAP financial statements. The Company does not believe that any restatement will have a material impact, if any, on the Company’s historical revenues, cash position or non-stock option related operating expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: September 13, 2006	By:	/s/ DAVID L. WHITE
David L. White
Executive Vice President and Chief Financial Officer